Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 28, 2014
FOR IMMEDIATE RELEASE

Washington Trust Reports Strong Fourth Quarter and Record 2013 Earnings
Solid Growth in Loans, Deposits and Wealth Management Business

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced net income of $9.8 million, or 58 cents per diluted share, for the fourth quarter of 2013. These results compared to third quarter of 2013 net income of $10.0 million, or 59 cents per diluted share, and fourth quarter of 2012 net income of $9.0 million, or 55 cents per diluted share.

For the year ended December 31, 2013, net income totaled $36.2 million, or $2.16 per diluted share, up from the $35.1 million, or $2.13 per diluted share, reported for 2012. The returns on average equity and average assets for 2013 were 11.65% and 1.17%, respectively, compared to 11.97% and 1.16%, respectively, for 2012.

"Washington Trust's strong fourth quarter performance led to record full-year 2013 earnings," stated Joseph J. MarcAurele, Washington Trust Chairman and CEO. "We continued to build relationships with individuals and businesses throughout the region, which contributed to solid loan and deposit growth."

Selected highlights for the fourth quarter included:

•	Loan growth was strong in the fourth quarter, totaling $109.1 million, or 5%. Total loans amounted to $2.46 billion at December 31, 2013, up by 7% from a year ago.

•
Deposit growth continued in the fourth quarter with an increase of $50.5 million, or 2%, from the end of the third quarter. Total deposits reached $2.51 billion at December 31, 2013, up by 8% from a year ago.

•	Wealth management assets under administration grew by $186.4 million, or 4%, to $4.78 billion. Wealth management revenues rose by $1.2 million, or 15%, on a linked quarter basis.

•	Asset quality indicators continued to improve. Nonperforming assets were down by 4% and delinquencies were down 9% from September 30, 2013.

•	In December, the quarterly dividend was increased to 27 cents per share, representing the third quarterly dividend increase during 2013.

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Net Interest Income
Net interest income totaled $23.5 million for the fourth quarter of 2013, up modestly from $23.4 million for the third quarter of 2013. The net interest margin for the fourth quarter of 2013 was 3.24%, compared to 3.29% for the third quarter of 2013. The yield on interest-earning assets declined by 10 basis points from the previous quarter largely due to lower yields on commercial loans. Meanwhile, the cost of funds improved by 4 basis points.

Noninterest Income
Noninterest income totaled $15.1 million for the fourth quarter of 2013, compared to $17.4 million for the third quarter of 2013. Included in noninterest income in the fourth quarter was an other-than-temporary impairment ("OTTI") charge of $717 thousand on a trust preferred collateralized debt obligation investment holding. The security has been sold in January 2014 with a realized loss equal to the impairment charge.

Excluding the OTTI charge, noninterest income declined by $1.6 million, or 9%, compared to the third quarter of 2013. Other significant linked quarter changes included the following:

•	Wealth management revenues totaled $8.8 million for the fourth quarter, up from the $7.6 million recognized in the previous quarter. This included:

◦	An increase of $375 thousand, or 5%, in asset-based revenues, which totaled $7.7 million for the fourth quarter.

◦
An increase of $805 thousand in transaction-based revenues, which totaled $1.1 million for the fourth quarter. This increase was largely due to an above-average level of insurance commission income. Transaction-based revenues were approximately $700 thousand higher than the average amount recognized for each of the previous three quarters.

•
Net gains on loan sales and commissions on loans originated for others declined by $2.3 million compared to the third quarter. Included in the previous quarter were gains of $977 thousand resulting from the sale of residential mortgage portfolio loans. Excluding the third quarter 2013 portfolio loan sale, these revenues declined by $1.4 million, reflecting continued declines in refinancing activity due to higher mortgage interest rates. Residential mortgage loans sold to the secondary market amounted to $65.9 million in the fourth quarter, compared to $114.4 million in the previous quarter.

•
Net gains on interest rate swap contracts increased by $672 thousand largely due to an above-average level of customer-related interest rate swap transactions in the fourth quarter of 2013. Net gains on interest rate swap contracts for the fourth quarter of 2013 were approximately $650 thousand higher than the average amount of net gains recognized for each of the first three quarters of 2013.

•
Merchant processing fee revenue was down by $1.1 million, or 32%, reflecting a seasonal decline in the volume of transactions processed for customers. See discussion below regarding the corresponding decrease in merchant processing expenses.

Noninterest Expenses
Noninterest expenses totaled $24.0 million for the fourth quarter of 2013, compared to $25.5 million for the previous quarter. Debt prepayment penalties of $1.1 million were incurred in the third quarter of 2013; there were none incurred in the fourth quarter. In addition, a charitable contribution expense (classified in other expenses) of $400 thousand was incurred in the fourth quarter of 2013; there was none incurred in the previous quarter.

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Excluding these items, noninterest expenses for the fourth quarter of 2013 decreased by $755 thousand from the previous quarter. Significant changes, on this basis, included the following:

•	Salaries and employee benefits expenses were down by $212 thousand, or 1%, primarily as a result of a modification to the Corporation's defined benefit pension plans adopted in the third quarter.

•	Merchant processing expenses were down by $926 thousand, or 32%, on a linked quarter basis. This decline is consistent with the decline in merchant processing fee income described above.

Income tax expense amounted to $4.4 million for the fourth quarter of 2013, compared to $4.0 million for the previous quarter. The effective tax rate for the fourth quarter was 31.0%, compared to 31.5% for the third quarter. Based on current federal and applicable state income tax statutes, the Corporation currently expects the 2014 effective tax rate to be approximately 31.7%.

Asset Quality
Total nonaccrual loans amounted to $18.3 million, or 0.74% of total loans, at December 31, 2013, compared to $19.5 million, or 0.83%, at September 30, 2013. Total past due loans amounted to $21.9 million, or 0.89% of total loans, at December 31, 2013, compared to $24.0 million, or 1.02%, at September 30, 2013.

The loan loss provision charged to earnings in the fourth quarter of 2013 totaled $400 thousand compared to $700 thousand in the third quarter. Net charge-offs amounted to $522 thousand in the fourth quarter of 2013, compared to $576 thousand in the third quarter of 2013.

The allowance for loan losses was $27.9 million, or 1.13% of total loans, at December 31, 2013, compared to $28.0 million, or 1.19% of total loans, at September 30, 2013. The decline in the ratio of the allowance for loan losses to total loans reflects charge-offs, a decrease in specific reserves on impaired loans and overall improvement in asset and credit quality indicators.

Loans
Total loans of $2.46 billion at December 31, 2013 increased by $109.1 million, or 5%, from the balance at September 30, 2013 and by $168.9 million, or 7%, from a year ago. Significant changes included:

•
Commercial loan portfolio growth of $65.4 million, or 5.0%, in the fourth quarter and $110.9 million, or 9.0%, from a year ago, reflecting growth in both commercial real estate and commercial and industrial loan portfolios.

•	Residential real estate loan portfolio growth of $41.0 million, or 6%, in the fourth quarter and $55.0 million, or 8%, in the last twelve months.

Deposits
Total deposits of $2.51 billion at December 31, 2013 grew by $50.5 million, or 2%, from September 30, 2013, and by $192.7 million, or 8%, from a year ago. Significant changes included:

•	Demand deposit and NOW account growth of $29.2 million, or 4%, in the fourth quarter and $79.5 million, or 12%, from a year ago.

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•	Money market and savings account growth of $47.6 million, or 5%, in the fourth quarter and $192.7 million, or 25%, in the last twelve months.

•	Time deposit balance decreases of $26.3 million, or 3%, in the fourth quarter and $79.5 million, or 9%, from a year ago.

Capital Management
Capital levels continued to exceed the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.29% at December 31, 2013, compared to 13.44% at September 30, 2013 and 13.26% at December 31, 2012.

Total shareholder's equity was $329.6 million at December 31, 2013, up by $6.1 million from September 30, 2013.

Dividends Declared
The Board of Directors declared a quarterly dividend of 27 cents per share for the quarter ended December 31, 2013. The dividend was paid on January 14, 2014 to shareholders of record on January 2, 2014.

Conference Call
Washington Trust will host a conference call to discuss fourth quarter results, business highlights and outlook on Wednesday, January 29, 2014 at 8:30 am (Eastern Time). Individuals may dial in to the call at 1-888-317-6016. An audio replay of the call will be available by dialing 1-877-344-7529 and entering Conference Number 10038876; the audio replay will be available until 9:00 a.m. on February 13, 2014. A webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrust.com, shortly after the conclusion of the call and will be available through March 31, 2014.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on The NASDAQ Global Select® Stock Market under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make written or oral forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: continued weakness in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, additional government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of Washington Trust's competition, changes in legislation or regulation and accounting principles, policies and guidelines,

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and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission and as updated by our Quarterly Reports on Form 10-Q, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except par value)	Dec 31, 2013	Dec 31, 2012
Assets:
Cash and due from banks	$81,939	$73,474
Short-term investments	3,378	19,176
Mortgage loans held for sale, at fair value	11,636	50,056
Securities:
Available for sale, at fair value	392,903	375,498
Held to maturity, at amortized cost (fair value $29,865 in 2013 and $41,420 in 2012)	29,905	40,381
Total securities	422,808	415,879
Federal Home Loan Bank stock, at cost	37,730	40,418
Loans:
Commercial	1,363,335	1,252,419
Residential real estate	772,674	717,681
Consumer	326,875	323,903
Total loans	2,462,884	2,294,003
Less allowance for loan losses	27,886	30,873
Net loans	2,434,998	2,263,130
Premises and equipment, net	25,402	27,232
Investment in bank-owned life insurance	56,673	54,823
Goodwill	58,114	58,114
Identifiable intangible assets, net	5,493	6,173
Other assets	50,696	63,409
Total assets	$3,188,867	$3,071,884
Liabilities:
Deposits:
Demand deposits	$440,785	$379,889
NOW accounts	309,771	291,174
Money market accounts	666,646	496,402
Savings accounts	297,357	274,934
Time deposits	790,762	870,232
Total deposits	2,505,321	2,312,631
Federal Home Loan Bank advances	288,082	361,172
Junior subordinated debentures	22,681	32,991
Other borrowings	178	1,212
Other liabilities	42,959	68,226
Total liabilities	2,859,221	2,776,232
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued and outstanding 16,613,561 shares in 2013 and 16,379,771 shares in 2012	1,038	1,024
Paid-in capital	97,566	91,453
Retained earnings	232,595	213,674
Accumulated other comprehensive loss	(1,553)	(10,499)
Total shareholders’ equity	329,646	295,652
Total liabilities and shareholders’ equity	$3,188,867	$3,071,884

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	(Dollars and shares in thousands, except per share amounts)	Three Months		Twelve Months
	Periods ended December 31,	2013	2012	2013	2012
	Interest income:
Interest and fees on loans		$25,649	$26,109	$102,481	$102,656
Interest on securities:	Taxable	3,005	3,241	11,008	15,359
	Nontaxable	618	664	2,553	2,699
	Dividends on corporate stock and Federal Home Loan Bank stock	35	49	148	256
	Other interest income	59	27	158	91
	Total interest and dividend income	29,366	30,090	116,348	121,061
	Interest expense:
	Deposits	3,066	3,380	12,420	13,590
	Federal Home Loan Bank advances	2,534	3,148	10,643	14,957
	Junior subordinated debentures	241	394	1,484	1,570
	Other interest expense	4	4	16	248
	Total interest expense	5,845	6,926	24,563	30,365
	Net interest income	23,521	23,164	91,785	90,696
	Provision for loan losses	400	600	2,400	2,700
	Net interest income after provision for loan losses	23,121	22,564	89,385	87,996
	Noninterest income:
	Wealth management revenues	8,810	7,790	31,825	29,641
	Service charges on deposit accounts	820	837	3,256	3,193
	Merchant processing fees	2,271	2,232	10,220	10,159
	Card interchange fees	775	636	2,788	2,480
	Income from bank-owned life insurance	458	479	1,850	2,448
	Net gains on loan sales and commissions on loans originated for others	1,551	4,476	13,085	14,092
	Net realized gains on securities	—	924	—	1,223
	Net gains on interest rate swap contracts	726	168	951	255
	Equity in earnings (losses) of unconsolidated subsidiaries	(42)	82	(107)	196
	Other income	468	275	1,701	1,748
	Noninterest income, excluding other-than-temporary impairment losses	15,837	17,899	65,569	65,435
	Total other-than-temporary impairment losses on securities	319	57	(294)	(28)
	Portion of loss recognized in other comprehensive income (before tax)	(1,036)	(69)	(3,195)	(193)
	Net impairment losses recognized in earnings	(717)	(12)	(3,489)	(221)
	Total noninterest income	15,120	17,887	62,080	65,214
	Noninterest expense:
	Salaries and employee benefits	14,428	15,661	60,052	59,786
	Net occupancy	1,487	1,518	5,769	6,039
	Equipment	1,189	1,222	4,847	4,640
	Merchant processing costs	1,936	1,903	8,682	8,593
	Outsourced services	1,072	900	3,662	3,560
	Legal, audit and professional fees	639	641	2,330	2,240
	FDIC deposit insurance costs	431	419	1,761	1,730
	Advertising and promotion	321	435	1,464	1,730
	Amortization of intangibles	164	173	680	728
	Foreclosed property costs	36	158	258	762
	Debt prepayment penalties	—	1,774	1,125	3,908
	Other expenses	2,345	2,617	8,155	8,622
	Total noninterest expense	24,048	27,421	98,785	102,338
	Income before income taxes	14,193	13,030	52,680	50,872
	Income tax expense	4,404	4,007	16,527	15,798
	Net income	$9,789	$9,023	$36,153	$35,074

	Weighted average common shares outstanding - basic	16,602	16,376	16,506	16,358
	Weighted average common shares outstanding - diluted	16,770	16,425	16,664	16,401
Per share information:	Basic earnings per common share	$0.59	$0.55	$2.18	$2.13
	Diluted earnings per common share	$0.58	$0.55	$2.16	$2.13
	Cash dividends declared per share	$0.27	$0.24	$1.03	$0.94

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
Financial Data:
Total assets	$3,188,867	$3,131,958	$3,061,307	$3,051,848	$3,071,884
Total loans	2,462,884	2,353,766	2,384,980	2,325,045	2,294,003
Total securities	422,808	419,349	350,517	387,102	415,879
Total deposits	2,505,321	2,454,831	2,304,609	2,319,641	2,312,631
Total shareholders' equity	329,646	323,585	303,370	301,291	295,652
Net interest income	23,521	23,388	22,409	22,467	23,164
Provision for loan losses	400	700	700	600	600
Noninterest income, excluding OTTI losses	15,837	17,400	16,394	15,938	17,899
Net OTTI losses recognized in earnings	(717)	—	—	(2,772)	(12)
Noninterest expenses	24,048	25,548	25,005	24,184	27,421
Income tax expense	4,404	4,580	4,115	3,428	4,007
Net income	9,789	9,960	8,983	7,421	9,023

Share Data:
Basic earnings per common share	$0.59	$0.60	$0.54	$0.45	$0.55
Diluted earnings per common share	$0.58	$0.59	$0.54	$0.45	$0.55
Dividends declared per share	$0.27	$0.26	$0.25	$0.25	$0.24
Book value per share	$19.84	$19.51	$18.40	$18.34	$18.05
Tangible book value per share - Non-GAAP (1)	$16.01	$15.66	$14.52	$14.44	$14.13
Market value per share	$37.22	$31.43	$28.52	$27.38	$26.31
Shares outstanding at end of period	16,614	16,589	16,487	16,425	16,380
Weighted average common shares outstanding - basic	16,602	16,563	16,454	16,401	16,376
Weighted average common shares outstanding - diluted	16,770	16,696	16,581	16,449	16,425

Key Ratios:
Return on average assets	1.24%	1.29%	1.18%	0.98%	1.19%
Return on average tangible assets - Non-GAAP (1)	1.26%	1.31%	1.21%	1.01%	1.21%
Return on average equity	11.98%	12.82%	11.84%	9.91%	12.01%
Return on average tangible equity - Non-GAAP (1)	14.80%	16.13%	15.01%	12.62%	15.29%

Capital Ratios:
Tier 1 risk-based capital	12.12% (i)	12.23%	11.85%	12.25%	12.01%
Total risk-based capital	13.29% (i)	13.44%	13.06%	13.50%	13.26%
Tier 1 leverage ratio	9.41% (i)	9.41%	9.32%	9.53%	9.30%
Equity to assets	10.34%	10.33%	9.91%	9.87%	9.62%
Tangible equity to tangible assets - Non-GAAP (1)	8.51%	8.47%	7.99%	7.94%	7.69%
(i) - estimated

Wealth Management Assets under Administration:
Balance at beginning of period	$4,595,594	$4,433,574	$4,420,076	$4,199,640	$4,242,520
Net investment appreciation (depreciation) & income	248,727	190,931	(20,956)	213,979	(5,887)
Net client cash flows	(62,363)	(28,911)	34,454	6,457	(36,993)
Balance at end of period	$4,781,958	$4,595,594	$4,433,574	$4,420,076	$4,199,640

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Years Ended
(Dollars and shares in thousands, except per share amounts)	Dec 31, 2013	Dec 31, 2012
Financial Data:
Net interest income	$91,785	$90,696
Provision for loan losses	2,400	2,700
Noninterest income, excluding OTTI losses	65,569	65,435
Net OTTI losses recognized in earnings	(3,489)	(221)
Noninterest expenses	98,785	102,338
Income tax expense	16,527	15,798
Net income	36,153	35,074

Share Data:
Basic earnings per common share	$2.18	$2.13
Diluted earnings per common share	$2.16	$2.13
Dividends declared per share	$1.03	$0.94

Weighted average common shares outstanding - basic	16,506	16,358
Weighted average common shares outstanding - diluted	16,664	16,401

Key Ratios:
Return on average assets	1.17%	1.16%
Return on average tangible assets - Non-GAAP (1)	1.20%	1.18%
Return on average equity	11.65%	11.97%
Return on average tangible equity - Non-GAAP (1)	14.68%	15.35%

Asset Quality Data:
Allowance for Loan Losses:
Balance at beginning of period	$30,873	$29,802
Provision charged to earnings	2,400	2,700
Charge-offs	(6,022)	(2,335)
Recoveries	635	706
Balance at end of period	$27,886	$30,873

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$4,833	$43
Other commercial	205	1,076
Residential real estate mortgages	125	257
Consumer	224	253
Total	$5,387	$1,629

Net charge-offs to average loans (annualized)	0.27%	0.07%

Wealth Management Assets Under Administration:
Balance at beginning of period	$4,199,640	$3,900,061
Net investment appreciation & income	632,681	315,799
Net client cash flows	(50,363)	(16,220)
Balance at end of period	$4,781,958	$4,199,640

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	For the Quarters Ended
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial loans	4.52%	4.67%	4.58%	4.70%	4.90%
Residential real estate loans, including mortgage loans held for sale	4.09%	4.06%	4.14%	4.26%	4.23%
Consumer loans	3.77%	3.78%	3.81%	3.84%	3.86%
Total loans	4.28%	4.35%	4.34%	4.44%	4.53%
Cash, federal funds sold and other short-term investments	0.22%	0.21%	0.22%	0.21%	0.26%
FHLBB stock	0.37%	0.38%	0.42%	0.39%	0.48%
Taxable debt securities	3.40%	3.44%	3.52%	3.56%	3.49%
Nontaxable debt securities	5.88%	5.87%	5.94%	5.98%	5.89%
Corporate stocks	—%	—%	—%	—%	—%
Total securities	3.78%	3.88%	3.97%	3.98%	3.86%
Total interest-earning assets	4.02%	4.12%	4.17%	4.24%	4.31%
Liabilities:
Interest-bearing demand deposits	—%	—%	—%	—%	—%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.07%
Money market accounts	0.34%	0.31%	0.29%	0.29%	0.28%
Savings accounts	0.06%	0.06%	0.07%	0.07%	0.09%
Time deposits	1.19%	1.23%	1.25%	1.28%	1.32%
FHLBB advances	3.49%	3.25%	3.29%	3.21%	3.27%
Junior subordinated debentures	4.22%	4.22%	7.82%	4.79%	4.75%
Other	2.52%	4.50%	5.87%	1.77%	5.51%
Total interest-bearing liabilities	0.98%	1.01%	1.11%	1.11%	1.19%

Interest rate spread (taxable equivalent basis)	3.04%	3.11%	3.06%	3.13%	3.12%
Net interest margin (taxable equivalent basis)	3.24%	3.29%	3.26%	3.32%	3.33%

	At December 31, 2013
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost (1)	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$54,474	$720	($79)	$55,115
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	230,387	8,369	(401)	238,355
States and political subdivisions	60,659	2,200	—	62,859
Trust preferred securities:
Individual name issuers	30,715	—	(6,031)	24,684
Collateralized debt obligations	547	—	—	547
Corporate bonds	11,128	231	(16)	11,343
Total securities available for sale	387,910	11,520	(6,527)	392,903
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	29,905	14	(54)	29,865
Total securities held to maturity	29,905	14	(54)	29,865
Total securities	$417,815	$11,534	($6,581)	$422,768

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
		Period End Balances At
(Dollars in thousands)		Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
Loans:
Commercial:	Mortgages	$796,249	$727,375	$758,437	$729,968	$710,813
	Construction & development	36,289	51,951	39,449	34,179	27,842
	Other	530,797	518,566	512,228	513,000	513,764
	Total commercial	1,363,335	1,297,892	1,310,114	1,277,147	1,252,419
Residential real estate:	Mortgages	749,163	711,427	728,158	702,418	692,798
	Homeowner construction	23,511	20,265	20,713	21,943	24,883
	Total residential real estate	772,674	731,692	748,871	724,361	717,681
Consumer:	Home equity lines	231,362	227,063	228,367	226,640	226,861
	Home equity loans	40,212	41,158	41,312	40,134	39,329
	Other	55,301	55,961	56,316	56,763	57,713
	Total consumer	326,875	324,182	325,995	323,537	323,903
	Total loans	$2,462,884	$2,353,766	$2,384,980	$2,325,045	$2,294,003

	At December 31, 2013
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$791,682	95.1%
New York, New Jersey	32,126	3.9%
New Hampshire	8,730	1.0%
Total commercial real estate loans (1)	$832,538	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At December 31, 2013
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$751,932	97.3%
New Hampshire	7,900	1.0%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	6,972	0.9%
Ohio	2,509	0.3%
Washington, Oregon	1,356	0.2%
Georgia	1,083	0.1%
New Mexico	468	0.1%
Other	454	0.1%
Total residential mortgages	$772,674	100.0%

	Period End Balances At
(Dollars in thousands)	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
Deposits:
Demand deposits	$440,785	$420,075	$358,797	$375,156	$379,889
NOW accounts	309,771	301,250	301,096	294,136	291,174
Money market accounts	666,646	623,631	540,012	503,414	496,402
Savings accounts	297,357	292,765	293,405	284,983	274,934
Time deposits	790,762	817,110	811,299	861,952	870,232
Total deposits	$2,505,321	$2,454,831	$2,304,609	$2,319,641	$2,312,631

Out-of-market brokered certificates of deposits included in time deposits	$98,009	$106,231	$96,177	$103,045	$102,636
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,407,312	$2,348,600	$2,208,432	$2,216,596	$2,209,995

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
Asset Quality Data:
Nonperforming Assets:
Commercial mortgages	$7,492	$8,956	$9,976	$14,953	$10,681
Commercial construction and development	—	—	—	—	—
Other commercial	1,291	1,248	1,400	3,122	4,412
Residential real estate mortgages	8,315	8,095	7,526	6,699	6,158
Consumer	1,204	1,204	1,124	901	1,292
Total nonaccrual loans	$18,302	$19,503	$20,026	$25,675	$22,543
Nonaccrual investment securities	547	425	397	404	843
Property acquired through foreclosure or repossession	932	594	1,230	2,625	2,047
Total nonperforming assets	$19,781	$20,522	$21,653	$28,704	$25,433

Total past due loans to total loans	0.89%	1.02%	1.09%	1.13%	1.22%
Nonperforming assets to total assets	0.62%	0.66%	0.71%	0.94%	0.83%
Nonaccrual loans to total loans	0.74%	0.83%	0.84%	1.10%	0.98%
Allowance for loan losses to nonaccrual loans	152.37%	143.61%	139.24%	121.28%	136.95%
Allowance for loan losses to total loans	1.13%	1.19%	1.17%	1.34%	1.35%

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$22,800	$23,892	$19,018	$9,600	$9,569
Other commercial	1,265	1,576	2,602	6,554	6,577
Residential real estate mortgages	1,442	870	876	1,599	1,123
Consumer	236	239	242	244	154
Accruing troubled debt restructured loans	25,743	26,577	22,738	17,997	17,423
Nonaccrual troubled debt restructured loans:
Commercial mortgages	—	—	—	—	—
Other commercial	542	547	590	721	2,063
Residential real estate mortgages	—	—	144	155	688
Consumer	38	40	42	42	44
Nonaccrual troubled debt restructured loans	580	587	776	918	2,795
Total troubled debt restructured loans	$26,323	$27,164	$23,514	$18,915	$20,218

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$—	$—	$—	$—	$373
Other commercial loans	276	2,648	505	689	260
Residential real estate mortgages	4,040	2,624	4,051	3,891	4,840
Consumer loans	1,322	1,013	1,588	1,534	1,134
Loans 30-59 days past due	$5,638	$6,285	$6,144	$6,114	$6,607

Loans 60-89 Days Past Due:
Commercial mortgages	$—	$730	$536	$193	$408
Other commercial loans	302	8	34	341	296
Residential real estate mortgages	1,285	1,960	1,697	1,451	1,951
Consumer loans	166	328	689	461	385
Loans 60-89 days past due	$1,753	$3,026	$2,956	$2,446	$3,040

Loans 90 Days or more Past Due:
Commercial mortgages	$7,492	$8,226	$8,895	$9,852	$10,300
Other commercial loans	731	929	3,428	2,961	3,647
Residential real estate mortgages	5,633	4,843	4,266	4,327	3,658
Consumer loans	656	693	415	484	844
Loans 90 days or more past due	$14,512	$14,691	$17,004	$17,624	$18,449

Total Past Due Loans:
Commercial mortgages	$7,492	$8,956	$9,431	$10,045	$11,081
Other commercial loans	1,309	3,585	3,967	3,991	4,203
Residential real estate mortgages	10,958	9,427	10,014	9,669	10,449
Consumer loans	2,144	2,034	2,692	2,479	2,363
Total past due loans	$21,903	$24,002	$26,104	$26,184	$28,096

Accruing loans 90 days or more past due	$—	$—	$2,431	$—	$—
Nonaccrual loans included in past due loans	$15,591	$17,275	$17,208	$19,000	$20,979

	For the Quarters Ended
(Dollars in thousands)	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
Allowance for Loan Losses:
Balance at beginning of period	$28,008	$27,884	$31,139	$30,873	$30,752
Provision charged to earnings	400	700	700	600	600
Charge-offs	(703)	(770)	(4,175)	(374)	(534)
Recoveries	181	194	220	40	55
Balance at end of period	$27,886	$28,008	$27,884	$31,139	$30,873

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$309	$602	$3,814	$108	$212
Other commercial	73	(2)	63	71	225
Residential real estate mortgages	80	—	36	9	39
Consumer	60	(24)	42	146	3
Total	$522	$576	$3,955	$334	$479

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Three Months Ended
	December 31, 2013			September 30, 2013			December 31, 2012
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,310,584	$14,944	4.52%	$1,297,705	$15,274	4.67%	$1,227,120	$15,121	4.90%
Residential real estate loans, including mortgage loans held for sale	771,272	7,947	4.09%	780,323	7,991	4.06%	757,764	8,049	4.23%
Consumer loans	323,778	3,078	3.77%	323,398	3,083	3.78%	322,476	3,131	3.86%
Total loans	2,405,634	25,969	4.28%	2,401,426	26,348	4.35%	2,307,360	26,301	4.53%
Cash, federal funds sold and short-term investments	104,718	59	0.22%	87,048	47	0.21%	42,056	27	0.26%
FHLBB stock	37,730	35	0.37%	37,730	36	0.38%	40,418	49	0.48%

Taxable debt securities	350,821	3,005	3.40%	297,532	2,582	3.44%	369,736	3,241	3.49%
Nontaxable debt securities	63,524	941	5.88%	64,836	960	5.87%	68,198	1,010	5.89%
Corporate stocks	—	—	—%	—	—	—%	—	—	—%
Total securities	414,345	3,946	3.78%	362,368	3,542	3.88%	437,934	4,251	3.86%
Total interest-earning assets	2,962,427	30,009	4.02%	2,888,572	29,973	4.12%	2,827,768	30,628	4.31%
Noninterest-earning assets	200,615			209,656			216,996
Total assets	$3,163,042			$3,098,228			$3,044,764
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$10,877	$—	—%	$6,688	$—	—%	$—	$—	—%
NOW accounts	300,113	48	0.06%	293,634	45	0.06%	276,572	49	0.07%
Money market accounts	653,731	560	0.34%	591,860	456	0.31%	473,747	338	0.28%
Savings accounts	293,434	47	0.06%	295,821	47	0.06%	271,716	60	0.09%
Time deposits	802,979	2,411	1.19%	811,850	2,516	1.23%	886,355	2,933	1.32%
FHLBB advances	288,212	2,534	3.49%	328,705	2,693	3.25%	382,465	3,148	3.27%
Junior subordinated debentures	22,681	241	4.22%	22,681	241	4.22%	32,991	394	4.75%
Other	629	4	2.52%	353	4	4.50%	289	4	5.51%
Total interest-bearing liabilities	2,372,656	5,845	0.98%	2,351,592	6,002	1.01%	2,324,135	6,926	1.19%
Demand deposits	425,316			384,665			362,060
Other liabilities	38,204			51,186			58,139
Shareholders' equity	326,866			310,785			300,430
Total liabilities and shareholders' equity	$3,163,042			$3,098,228			$3,044,764
Net interest income (FTE)		$24,164			$23,971			$23,702
Interest rate spread			3.04%			3.11%			3.12%
Net interest margin			3.24%			3.29%			3.33%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)	Three Months Ended
	Dec 31, 2013	Sep 30, 2013	Dec 31, 2012
Commercial loans	$320	$252	$192
Nontaxable debt securities	323	331	346
Corporate stocks	—	—	—
Total	$643	$583	$538

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
Years ended December 31,	2013			2012
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,286,029	$59,387	4.62%	$1,177,268	$58,823	5.00%
Residential real estate loans, including mortgage loans held for sale	767,450	31,752	4.14%	733,178	31,974	4.36%
Consumer loans	323,847	12,304	3.80%	320,828	12,428	3.87%
Total loans	2,377,326	103,443	4.35%	2,231,274	103,225	4.63%
Cash, federal funds sold and short-term investments	72,726	158	0.22%	41,359	91	0.22%
FHLBB stock	38,238	148	0.39%	40,713	207	0.51%

Taxable debt securities	316,440	11,008	3.48%	431,024	15,359	3.56%
Nontaxable debt securities	65,708	3,889	5.92%	69,838	4,115	5.89%
Corporate stocks	—	—	—%	910	68	7.47%
Total securities	382,148	14,897	3.90%	501,772	19,542	3.89%
Total interest-earning assets	2,870,438	118,646	4.13%	2,815,118	123,065	4.37%
Noninterest-earning assets	208,463			221,031
Total assets	$3,078,901			$3,036,149
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$4,461	$—	—%	$—	$—	—%
NOW accounts	291,705	183	0.06%	259,595	175	0.07%
Money market accounts	569,534	1,749	0.31%	430,262	1,078	0.25%
Savings accounts	288,892	186	0.06%	261,795	276	0.11%
Time deposits	831,729	10,302	1.24%	893,474	12,061	1.35%
FHLBB advances	322,118	10,643	3.30%	466,424	14,957	3.21%
Junior subordinated debentures	27,398	1,484	5.42%	32,991	1,570	4.76%
Other	581	16	2.75%	5,093	248	4.87%
Total interest-bearing liabilities	2,336,418	24,563	1.05%	2,349,634	30,365	1.29%
Demand deposits	384,323			338,046
Other liabilities	47,961			55,382
Shareholders' equity	310,199			293,087
Total liabilities and shareholders' equity	$3,078,901			$3,036,149
Net interest income (FTE)		$94,083			$92,700
Interest rate spread			3.08%			3.08%
Net interest margin			3.28%			3.29%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)
Years ended December 31,	2013	2012
Commercial loans	$962	$569
Nontaxable debt securities	1,336	1,416
Corporate stocks	—	19
Total	$2,298	$2,004

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)
	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$329,646	$323,585	$303,370	$301,291	$295,652
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	5,493	5,657	5,827	6,000	6,173
Total tangible shareholders' equity at end of period	$266,039	$259,814	$239,429	$237,177	$231,365

Shares outstanding at end of period	16,614	16,589	16,487	16,425	16,380

Book value per share - GAAP	$19.84	$19.51	$18.40	$18.34	$18.05
Tangible book value per share - Non-GAAP	$16.01	$15.66	$14.52	$14.44	$14.12

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$266,039	$259,814	$239,429	$237,177	$231,365

Total assets at end of period	$3,188,867	$3,131,958	$3,061,307	$3,051,848	$3,071,884
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	5,493	5,657	5,827	6,000	6,173
Total tangible assets at end of period	$3,125,260	$3,068,187	$2,997,366	$2,987,734	$3,007,597

Equity to assets - GAAP	10.34%	10.33%	9.91%	9.87%	9.62%
Tangible equity to tangible assets - Non-GAAP	8.51%	8.47%	7.99%	7.94%	7.69%

Calculation of Return on Average Tangible Assets:
Net income	$9,789	$9,960	$8,983	$7,421	$9,023

Total average assets	$3,163,042	$3,098,228	$3,034,956	$3,017,583	$3,044,764
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	5,573	5,739	5,912	6,085	6,257
Total average tangible assets	$3,099,355	$3,034,375	$2,970,930	$2,953,384	$2,980,393

Return on average assets - GAAP	1.24%	1.29%	1.18%	0.98%	1.19%
Return on average tangible assets - Non-GAAP	1.26%	1.31%	1.21%	1.01%	1.21%

Calculation of Return on Average Tangible Equity:
Net income	$9,789	$9,960	$8,983	$7,421	$9,023

Total average shareholders' equity	$326,866	$310,785	$303,402	$299,436	$300,430
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	5,573	5,739	5,912	6,085	6,257
Total average tangible shareholders' equity	$263,179	$246,932	$239,376	$235,237	$236,059

Return on average shareholders' equity - GAAP	11.98%	12.82%	11.84%	9.91%	12.01%
Return on average tangible shareholders' equity - Non-GAAP	14.80%	16.13%	15.01%	12.62%	15.29%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	Years Ended
(Dollars in thousands)	Dec 31, 2013	Dec 31, 2012
Calculation of return on average tangible assets:
Net income	$36,153	$35,074

Total average assets	$3,078,901	$3,036,149
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	5,826	6,528
Total average tangible assets	$3,014,961	$2,971,507

Return on average assets - GAAP	1.17%	1.16%
Return on average tangible assets - Non-GAAP	1.20%	1.18%

Calculation of return on average tangible equity:
Net income	$36,153	$35,074

Total average shareholders' equity	$310,199	$293,087
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	5,826	6,528
Total average tangible shareholders' equity	$246,259	$228,445

Return on average shareholders' equity - GAAP	11.65%	11.97%
Return on average tangible shareholders' equity - Non-GAAP	14.68%	15.35%